BlackRock Funds II (the "Registrant")
BlackRock Global Dividend Portfolio

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to sub-item 77Q1(a) of Form
N-SAR, a copy of the Registrant's Amended and Restated
Certificate of Classification of Shares dated June 8, 2016 and filed with the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston.




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Exhibit 77Q1(a)
BLACKROCK FUNDS II
(A Massachusetts Business Trust)

AMENDED AND RESTATED CERTIFICATE OF CLASSIFICATION OF SHARES

  The undersigned, Secretary of BlackRock Funds II (the "Fund"), does hereby certify to the following:
  That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved, with respect to the class of the Fund with the alphabetical designation KK and the supplementary designation BlackRock Floating Rate Income Portfolio, a new class of shares with the same alphabetical designation, KK-10, representing shares with the supplementary designation of Investor C1 Shares, effective as of such date;
  That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved (a) a change in supplementary designation of the class with the alphabetical designation II from BlackRock Income
Builder Portfolio to BlackRock Global Dividend Income Portfolio, effective as of November 1, 2010 and (b) the termination as a class of the Fund of the class with the designation W and the supplementary designation BlackRock Prepared Portfolio 2010, effective December 10, 2010;
  That, at a meeting of the Board of Trustees of the Fund on February 8-9, 2011, the Trustees of the Fund by resolution approved, (a) with respect to the class of the Fund with the alphabetical designation B and the supplementary designation BlackRock Low Duration Bond Portfolio, two new classes of shares with the same alphabetical designation, (1) B-14, representing shares with the supplementary designation of Investor B3 Shares, and (2) B-15 representing shares with the supplementary designation Investor C3 Shares, effective as of such date; (b) with respect to the class of the Fund with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Portfolio, three new classes of shares with the same alphabetical designation, (1) C-6 representing shares with the supplementary designation BlackRock Shares, C-8, representing shares with the supplementary designation of Investor B1 Shares, and C-10 representing shares with the supplementary designation Investor C1 Shares, effective as of such date; and (c) the termination as classes of the Fund of the classes (i) with the designation and the supplementary designation BlackRock Ohio Municipal Bond Portfolio and (ii) with the alphabetical designation P and the supplementary designation BlackRock Kentucky Municipal Bond Portfolio, effective July 14, 2011;
  That at a meeting of the Board of Trustees of the Fund on March 18, 2011, the Trustees of the Fund approved a number of reorganizations that would result in the liquidation of a number of Portfolios, and certain Portfolio name changes, in each case to take effect upon the consummation of the reorganizations. In connection with such reorganizations, effective as of July 18, 2011, the classes (a) with the alphabetical designation G and the supplementary designation BlackRock Government Income
Portfolio, (b) with the alphabetical designation D and the supplementary designation BlackRock Bond Portfolio, (c) with the alphabetical designation J and the supplementary designation BlackRock Managed Income Portfolio and (d) with the alphabetical designation M and the supplementary designation BlackRock AMT-
Free Municipal Bond Portfolio are terminated as classes of the Fund, and the class with the alphabetical designation E and the supplementary designation BlackRock Total Return Portfolio II is changed to BlackRock Core Bond Portfolio, and the class with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Bond Portfolio is changed to BlackRock U. S. Government Portfolio;
  That, at a meeting of the Board of Trustees of the Fund on September 13-14, 2010, the Trustees of the Fund by resolution approved a change in supplementary designation of the class with the alphabetical designation HH from BlackRock Income Portfolio to BlackRock Income Builder Portfolio, effective as of November
28, 2011, and the Board of Trustees of the Fund, by unanimous written consent on December 7, 2011, further changed the supplementary designation to BlackRock Multi-Asset Income
Portfolio effective December 15, 2011;
  That, at a meeting of the Board of Trustees of the Fund on April 10, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation JJ from BlackRock Multi-Sector Bond Portfolio to BlackRock Secured Credit Portfolio, effective as of
July 3, 2012;
  That, at a meeting of the Board of Trustees of the Fund on July 31, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation FF from BlackRock Emerging Market Debt Portfolio to BlackRock Emerging Market Local Debt Portfolio, effective as of September 3, 2012;
  That, at a meeting of the Board of Trustees of the Fund on September 11-12, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation X from BlackRock Prepared
Portfolio 2015 to LifePath(r) Active 2015 Portfolio, a change in the supplementary designation of the class with the alphabetical designation Y from BlackRock Prepared Portfolio 2020 to LifePath(r) Active 2020 Portfolio, a change in the supplementary designation of the class with the alphabetical designation Z from BlackRock Prepared Portfolio 2025 to LifePath(r) Active 2025 Portfolio, a change in the supplementary designation of the class with the alphabetical designation AA from BlackRock Prepared Portfolio
2030 to LifePath(r) Active 2030 Portfolio, a change in the supplementary designation of the class with the alphabetical designation BB from BlackRock Prepared Portfolio 2035 to
LifePath(r) Active 2035 Portfolio, a change in the supplementary designation of the class with the alphabetical designation CC from BlackRock Prepared Portfolio 2040 to LifePath(r) Active 2040 Portfolio, a change in the supplementary designation of the class with the alphabetical designation DD from BlackRock
Prepared Portfolio 2045 to LifePath(r) Active 2045 Portfolio, and a change in the supplementary designation of the class with the alphabetical designation EE from BlackRock Prepared Portfolio
2050 to LifePath(r) Active 2050 Portfolio, each change effective as of November 27, 2012;
      That, at a meeting of the Board of Trustees of the Fund on September 11-12, 2012, the Trustees of the Fund by resolution approved, with respect to the class of the Fund with the alphabetical designation X, Y, Z, AA, BB, CC, DD and EE, and the supplementary designation LifePath(r) Active 2015 Portfolio, LifePath(r) Active 2020 Portfolio, LifePath(r) Active 2025 Portfolio, LifePath(r) Active 2030 Portfolio, LifePath(r) Active 2035 Portfolio, LifePath(r) Active 2040 Portfolio, LifePath(r) Active 2045 Portfolio and LifePath(r) Active 2050 Portfolio, respectively, a new class of shares with the same alphabetical designation, X-16, Y-16, Z-16, AA-16, BB-16, CC-16, DD-16 and EE-16, respectively, representing shares with the supplementary designation of Class K Shares, effective as of November 27, 2012;
      That at a meeting of the Board Trustees of the Fund on November 13, 2012, the Trustees of the Fund by resolution approved the establishment and designation of a new class with the alphabetical designation of LL and a supplementary designation of LifePath(r) Active 2055 Portfolio as a class of the Fund, and that such shares be further classified into four separate classes of shares with the same alphabetical designation, LL-2, LL-3, LL-12 and LL-16, representing shares with the supplementary designation of Investor A, Institutional, Class R and Class K Shares, respectively, effective as of such date;
  That, at a meeting of the Board of Trustees of the Fund on May
15, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation R from BlackRock Long Duration Bond Portfolio to BlackRock Investment Grade Bond Portfolio, effective as of July 29, 2013;
  That, at a meeting of the Board of Trustees of the Fund on July 30, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation II from BlackRock Global Dividend
Income Portfolio to BlackRock Global Dividend Portfolio, effective as of September 23, 2013;
  That, at a meeting of the Board of Trustees of the Fund on November 12, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation FF from BlackRock Emerging
Market Local Debt Portfolio to BlackRock Emerging Markets
Flexible Dynamic Bond Portfolio, effective as of January 2,
2014;
  That, at a meeting of the Board of Trustees of the Fund on February 11, 2014, the Trustees of the Fund by resolution approved the termination as a class of the Fund of the class with the designation K and the supplementary designation
BlackRock International Bond Portfolio, effective April 14,
2014;
  That, at a meeting of the Board of Trustees of the Fund on July 30, 2014, the Trustees of the Fund by resolution approved the establishment and designation of a new class with the alphabetical designation of MM and a supplementary designation of BlackRock Multi-Asset High Income Portfolio, or such name as the officers of the Fund may determine from time to time upon advice of counsel, as a class of the Fund, and that such shares be further classified into three separate classes of shares with the same alphabetical designation, MM-2, MM-3 and MM-5, representing shares with the supplementary designation of Investor A, Institutional and Investor C Shares, respectively.
On or about August 1, 2014, the officers of the Fund, with advice of counsel, changed the supplementary designation of the class with the alphabetical designation of MM from BlackRock Multi-Asset High Income Portfolio to BlackRock High Income Opportunities Portfolio. On or about August 22, 2014, the officers of the Fund, with advice of counsel, changed the supplementary designation of the class with the alphabetical designation of MM from BlackRock High Income Opportunities
Portfolio to BlackRock Dynamic High Income Portfolio;
      That, at a meeting of the Board of Trustees of the Fund on September 10, 2014, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation X from BlackRock LifePath(r)
Active 2015 Portfolio to BlackRock LifePath(r) Active Retirement Portfolio, effective as of the date on which the amendment to the Fund's Registration Statement filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 485(a) under the Securities Act of 1933, incorporating this name change, becomes effective;
      That, at a meeting of the Board of Trustees of the Fund on February 10, 2015, the Trustees of the Fund by resolution approved a change in the supplementary designation of the classes with the alphabetical designations X, Y, Z, AA, BB, CC,
DD, EE and LL from LifePath(r) Active Retirement Portfolio, LifePath(r) Active 2020 Portfolio, LifePath(r) Active 2025 Portfolio, LifePath(r) Active 2030 Portfolio, LifePath(r) Active 2035 Portfolio, LifePath(r) Active 2040 Portfolio, LifePath(r) Active 2045 Portfolio, LifePath(r) Active 2050 Portfolio, and LifePath(r) Active 2055 Portfolio, to BlackRock LifePath(r) Active Retirement Fund,
BlackRock LifePath(r) Active 2020 Fund, BlackRock LifePath(r) Active 2025 Fund, BlackRock LifePath(r) Active 2030 Fund, BlackRock LifePath(r) Active 2035 Fund, BlackRock LifePath(r) Active 2040 Fund, BlackRock LifePath(r) Active 2045 Fund, BlackRock LifePath(r) Active 2050 Fund, and BlackRock LifePath(r) Active 2055 Fund, respectively, effective as of March 31, 2015;
      That, at a telephonic meeting of the Board of Trustees of the Fund on March 25, 2015, the Trustees of the Fund by resolution approved a change in the supplementary designation of the classes with the alphabetical designations S, T, U and V from BlackRock Conservative Prepared Portfolio, BlackRock
Moderate Prepared Portfolio, BlackRock Growth Prepared Portfolio and BlackRock Aggressive Growth Prepared Portfolio, to BlackRock 20/80 Target Allocation Fund, BlackRock 40/60 Target Allocation
Fund, BlackRock 60/40 Target Allocation Fund and BlackRock 80/20 Target Allocation Fund, respectively, effective as of the date on which the amendment to the Fund's Registration Statement filed with the SEC pursuant to Rule 485(a) under the Securities
Act of 1933, incorporating the name changes, becomes effective;
      That, at a meeting of the Board of Trustees of the Fund on May 13, 2015, the Trustees of the Fund by resolution approved, with respect to the classes of the Fund with the alphabetical designations B, C, E, H, I, L, R and FF, and the supplementary designations BlackRock Low Duration Bond Portfolio, BlackRock
U.S. Government Bond Portfolio, BlackRock Core Bond Portfolio, BlackRock Inflation Protected Bond Portfolio, BlackRock GNMA Portfolio, BlackRock High Yield Bond Portfolio, BlackRock
Investment Grade Bond Portfolio and BlackRock Emerging Markets Flexible Dynamic Bond Portfolio, respectively, the re-designation of the classes of shares with the alphabetical designations B-6, C-6, E-6, H-6, I-6, L-6, R-6 and FF-6, representing shares with the supplementary designation of BlackRock Shares, as B-16, C-16, E-16, H-16, I-16, L-16, R-16
and FF-16, respectively, representing shares with the supplementary designation of Class K Shares, effective as of September 1, 2015;
      That, at a meeting of the Board of Trustees of the Fund on November 10, 2015, the Trustees of the Fund by resolution approved, with respect to the classes of the Fund with the alphabetical designations S, T, U, V, GG, KK and MM, and the supplementary designations BlackRock 20/80 Target Allocation
Fund, BlackRock 40/60 Target Allocation Fund, BlackRock 60/40
Target Allocation Fund, BlackRock 80/20 Target Allocation Fund, BlackRock Strategic Income Opportunities Portfolio, BlackRock Floating Rate Income Portfolio and BlackRock Dynamic High Income Portfolio, respectively, a new class of shares with the same alphabetical designation, S-16, T-16, U-16, V-16, GG-16, KK-16 and MM-16, respectively, representing shares with the supplementary designation of Class K Shares, effective as of such date; and further
      That, at a meeting of the Board of Trustees of the Fund on April 12, 2016, the Trustees of the Fund by resolution approved, with respect to the class of the Fund with the alphabetical designation II, and the supplementary designation BlackRock
Global Dividend Portfolio, a new class of shares with the same alphabetical designation, II-16, representing shares with the supplementary designation of Class K Shares, effective as of such date.
The undersigned, Secretary of the Fund, does hereby further certify that following the actions referenced above, the following classes of shares of beneficial interests in the Fund have heretofore been established and designated by the Trustees of the Fund in accordance with Article V of the Fund's
Declaration of Trust, that such classes remain in effect as of the date hereof, that the Fund is authorized to issue an unlimited number of shares of beneficial interest of each such class and that the classes have the relative rights and preferences set forth below:

INFORMATION PRESENTED IN THE FOLLOWING ORDER:

Alphabetical Designation of Class

Supplementary Designation

Alphabetical Designation of Classes of Shares with the Same
Alphabetical Designation (Classes in the Class Group)

Supplementary Designation of Classes of Shares with the Same
Alphabetical Designation (Classes in the Class Group)



B
BlackRock Low Duration Bond Portfolio

B-2
Investor A


B-7
Investor A1


B-4
Investor B


B-8
Investor B1


B-9
Investor B2


B-14
Investor B3


B-5
Investor C


B-10
Investor C1


B-11
Investor C2


B-15
Investor C3


B-3
Institutional Shares


B-1
Service Shares


B-12
R Shares


B-16
K Shares



C
BlackRock U.S. Government Bond Portfolio

C-2
Investor A


C-4
Investor B


C-8
Investor B1


C-5
Investor C


C-10
Investor C1


C-3
Institutional Shares


C-1
Service Shares


C-12
R Shares


C-16
K Shares



E
BlackRock Core Bond Portfolio

E-2
Investor A


E-4
Investor B


E-5
Investor C


E-3
Institutional Shares


E-12
R Shares


E-1
Service Shares


E-16
K Shares



H
BlackRock Inflation Protected Bond Portfolio

H-2
Investor A


H-4
Investor B


H-5
Investor C


H-3
Institutional Shares


H-1
Service Shares


H-12
R Shares


H-16
K Shares



I
BlackRock GNMA Portfolio

I-2
Investor A


I-4
Investor B


I-5
Investor C


I-3
Institutional Shares


I-1
Service Shares


I-12
R Shares


I-16
K Shares



L
BlackRock High Yield Bond Portfolio

L-2
Investor A


L-4
Investor B


L-8
Investor B1


L-5
Investor C


L-10
Investor C1


L-3
Institutional Shares


L-12
R Shares


L-1
Service Shares


L-16
K Shares



R
BlackRock Investment Grade Bond Portfolio

R-2
Investor A


R-3
Institutional Shares


R-12
R Shares


R-16
K Shares



S
BlackRock 20/80 Target Allocation Fund

S-2
Investor A


S-5
Investor C


S-3
Institutional Shares


S-12
R Shares


S-16
K Shares



T
BlackRock 40/60 Target Allocation Fund

T-2
Investor A


T-5
Investor C


T-3
Institutional Shares


T-12
R Shares


T-16
K Shares



U
BlackRock 60/40 Target Allocation Fund

U-2
Investor A


U-5
Investor C


U-3
Institutional Shares


U-12
R Shares


U-16
K Shares



V
BlackRock 80/20 Target Allocation Fund

V-2
Investor A


V-5
Investor C


V-3
Institutional Shares


V-12
R Shares


V-16
K Shares



X
BlackRock LifePath(r) Active Retirement Fund

X-2
Investor A


X-3
Institutional Shares


X-12
R Shares


X-16
K Shares



Y
BlackRock LifePath(r) Active 2020 Fund

Y-2
Investor A


Y-3
Institutional Shares


Y-12
R Shares


Y-16
K Shares



Z
BlackRock LifePath(r) Active 2025 Fund

Z-2
Investor A


Z-3
Institutional Shares


Z-12
R Shares


Z-16
K Shares



AA
BlackRock LifePath(r) Active 2030 Fund

AA-2
Investor A


AA-3
Institutional Shares


AA-12
R Shares


AA-16
K Shares



BB
BlackRock LifePath(r) Active 2035 Fund

BB-2
Investor A


BB-3
Institutional Shares


BB-12
R Shares


BB-16
K Shares



CC
BlackRock LifePath(r) Active 2040 Fund

CC-2
Investor A


CC-3
Institutional Shares


CC-12
R Shares


CC-16
K Shares



DD
BlackRock LifePath(r) Active 2045 Fund

DD-2
Investor A


DD-3
Institutional Shares


DD-12
R Shares


DD-16
K Shares



EE
BlackRock LifePath(r) Active 2050 Fund

EE-2
Investor A


EE-3
Institutional Shares


EE-12
R Shares


EE-16
K Shares



FF
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio

FF-2
Investor A


FF-5
Investor C


FF-3
Institutional Shares


FF-16
K Shares



GG
BlackRock Strategic Income Opportunities Portfolio

GG-2
Investor A


GG-5
Investor C


GG-3
Institutional Shares


GG-16
K Shares



HH
BlackRock Multi-Asset Income Portfolio

HH-2
Investor A


HH-5
Investor C


HH-3
Institutional Shares



II
BlackRock Global Dividend Portfolio

II-2
Investor A


II-5
Investor C


II-3
Institutional Shares


II-16
K Shares



JJ
BlackRock Secured Credit Portfolio

JJ-2
Investor A


JJ-5
Investor C


JJ-3
Institutional Shares



KK
BlackRock Floating Rate Income Portfolio

KK-2
Investor A


KK-5
Investor C


KK-3
Institutional Shares


KK-10
Investor C1


KK-16
K Shares



LL
BlackRock LifePath(r) Active 2055 Fund

LL-2
Investor A


LL-3
Institutional Shares


LL-12
R Shares


LL-16
K Shares



MM
BlackRock Dynamic High Income Portfolio

MM-2
Investor A


MM-5
Investor C


MM-3
Institutional Shares


MM-16
K Shares




  (1) All consideration received by the Fund for the issue or sale of all Service Shares, Investor A Shares, Institutional Shares, Investor B Shares, Investor C Shares, Investor A1 Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares, Investor C3 Shares, Class R Shares and Class K Shares with the same alphabetical designation, irrespective of series designation (collectively, a "Class Group"), shall be invested and reinvested with the consideration received by the Fund for the issue and sale of all other shares of that Class Group, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Fund allocated to shares of that Class Group by the Board of Trustees in accordance with the Fund's Declaration of Trust; and each class included in each Class Group shall share on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund) with such other classes of shares in such Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;
  (2) In determining the income attributable to each share of each particular class included in each Class Group: any general expenses and liabilities of the Fund allocated by the Board of Trustees to all Class Groups shall be allocated among all Class Groups on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the
Fund), and any expenses and liabilities of the Fund allocated by the Board of Trustees to a particular Class Group shall be allocated among the classes included in such Class Group on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), except that to the extent permitted by rule or order of the SEC;
  (3) Only shares of Class B-1, Class C-1, Class E-1, Class H-1, Class I-1 and Class L-1 shall bear all: (1) expenses and liabilities relating to Service Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (4) Only shares of Class B-2, Class C-2, Class E-2, Class H-2, Class I-2, Class L-2, Class R-2, Class S-2, Class T-2, Class U-2, Class V-2, , Class X-2, Class Y-2, Class Z-2, Class AA-2, Class BB-2, Class CC-2, Class DD-2, Class EE-2, Class FF-2, Class GG-2, Class HH-2, Class II-2, Class JJ-2, Class KK-2, Class LL-2 and Class MM-2 shall bear all: (1) expenses and liabilities relating to Investor A Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (5) Only shares of Class B-3, Class C-3, Class E-3, Class H-3, Class I-3, Class L-3, Class R-3, Class S-3, Class T-3, Class U-3, Class V-3, Class X-3, Class Y-3, Class Z-3, Class AA-3, Class BB-3, Class CC-3, Class DD-3, Class EE-3, Class FF-3, Class GG-3, Class HH-3, Class II-3, Class JJ-3, Class KK-3, Class LL-3 and Class MM-3 shall bear all: (1) expenses and liabilities relating to Institutional Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (6) Only shares of Class B-4, Class C-4, Class E-4, Class H-4, Class I-4 and Class L-4 shall bear all: (1) expenses and liabilities relating to Investor B Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;

  (7) Only shares of Class B-5, Class C-5, Class E-5, Class H-5, Class I-5, Class L-5, Class S-5, Class T-5, Class U-5, Class V-5, Class FF-5, Class GG-5, Class HH-5, Class II-5, Class JJ-5, KK-5 and MM-5 shall bear all: (1) expenses and liabilities relating to Investor C shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (8) Only shares of Class B-7 shall bear all: (1) expenses and liabilities relating to Investor A1 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (9) Only shares of Class B-8, Class C-8 and Class L-8 shall bear all: (1) expenses and liabilities relating to Investor B1 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (10) Only shares of Class B-9 shall bear all: (1) expenses and liabilities relating to Investor B2 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (11) Only shares of Class B-10, Class C-10, Class L-10 and Class KK-10 shall bear all: (1) expenses and liabilities relating to Investor C1 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (12) Only shares of Class B-11 shall bear all: (1) expenses and liabilities relating to Investor C2 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (13) Only shares of Class B-12, Class C-12, Class E-12, Class H-12, Class I-12, Class L-12, Class R-12, Class S-12, Class T-12, Class U-12, Class V-12, Class X-12, Class Y-12, Class Z-12, Class AA-12, Class BB-12, Class CC-12, Class DD-12, Class EE-12 and Class LL-12 shall bear all: (1) expenses and liabilities relating to Class R Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (14) Only shares of Class B-14 shall bear all: (1) expenses and liabilities relating to Investor B3 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (15) Only shares of Class B-15 shall bear all: (1) expenses and liabilities relating to Investor C3 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (16)  Only shares of Class B-16, C-16, E-16, H-16, I-16, L-16,
R-16, S-16, T-16, U-16, V-16, X-16, Class Y-16, Class Z-16,
Class AA-16, Class BB-16, Class CC-16, Class DD-16, Class EE-16, FF-16, Class GG-16, Class II-16, Class KK-16, Class LL-16 and Class MM-16 shall bear all: (1) expenses and liabilities relating to Class K Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
  (17) Each share of a Class Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Fund's Declaration of Trust and shall have the same voting powers, provided that:
(i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and (ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund's Declaration of Trust, shares of each class shall be subject to the express right of the Fund to redeem shares of such class at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price; and
  (18) Each share of each Class Group issued for the purchase price established in its Prospectus will be validly issued, fully paid and non-assessable.

  WITNESS my hand as of this 8th day of June, 2016

          /s/ Benjamin Archibald
          Benjamin Archibald
          Secretary